Exhibit 31

CERTIFICATION TO BE
PROVIDED BY THE SERVICER WITH FORM 10-K

Re:  Lehman Home Equity Loan Trust 2004-3, Home Equity Loan
Asset-backed Certificates, Series 2004-3

I, John M. Murphy, President, of Ocean Bank F.S.B. (formerly known as Home Loan and Investment Bank, F.S.B.)(the "Servicer") in charge of servicing, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report of 2004;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution information and the servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement is included in these reports;

4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5. I have disclosed to the Servicer's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.


Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated May 1, 2004 (the "Pooling and Servicing Agreement"), among Lehman ABS Corporation as depositor, Home Loan and Investment Bank, F.S.B. (now known as Ocean Bank, F.S.B.) as seller and servicer and Deutsche Bank National
Trust Company as trustee.


Ocean Bank F.S.B, (formerly known as
HOME LOAN AND INVESTMENT BANK, F.S.B.)


By: /s/ John M. Murphy
Name:  John M. Murphy
Title:  President
Date:  March 15, 2005